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                                                                EXHIBIT 6.1.1.

                       CASPIAN ENERGY INTERNATIONAL, INC.

                         2001 EMPLOYEE STOCK OPTION PLAN

                                1,700,000 Shares

                               ARTICLE I - GENERAL

1.1      Purpose of the Plan.
         -------------------

         The purpose of the Caspian Energy International, Inc. 2001 Employee Stock Option Plan (the "Plan") is to assist Caspian Energy International, Inc., a Nevada corporation (the "Company"), in securing and retaining Key Participants of outstanding ability by making it possible to offer them an increased incentive to join or continue in the service of the Company and to increase their efforts for its welfare through participation or increased participation in the ownership and growth of the Company.

1.2      Definitions.
         -----------

                  (a) "Acceleration Event" means any event which in the opinion
                       ------------------
         of the Board of Directors of the Company is likely to lead to changes in control of share ownership of the Company, whether or not such change in control actually occurs.

                  (b) "Award" means an Option granted to a Key Participant under
                       -----
the Plan.

                  (c) "Board of Directors" or "Board" means the Board of
                       ------------------
Directors of the Company.


                  (d) "Code" means the Internal Revenue Code of 1986, as
                       ----
amended.

                  (e) "Committee" means the committee referred to in Section
                       ---------
1.3.

                  (f) "Common Stock" means the Common Stock of the Company.
                       ------------

                  (g) "Fair Market Value" means the closing price of the shares
                       -----------------
on the principal trading market on which the Common Stock is primarily traded on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by NASDAQ. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Board of Directors or Committee administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate.

                  (h) "Grantee" means a Key Participant to whom an Award is
                       -------
granted under the Plan.

                  (i) "Incentive Share" means a share of Common Stock awarded to
                       ---------------
a Key Participant under Article VI hereof on such terms as are determined by the Committee.

                  (j) "Incentive Share Agreement" means a written agreement in
                       -------------------------
such form as the Board or Committee, as applicable, shall approve that evidences the terms and conditions of an award of Incentive Shares hereunder.

                  (k) "Incentive Stock Option" means an option to purchase
                       ----------------------
shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Code.

                  (l) "Key Participant" means any person, including officers,
                       ---------------
directors, employees, agents and consultants of the Company or any Subsidiary who are designated a Key Participant by the Board or

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         Committee, as applicable, and is or is expected to be primarily responsible for the management, growth, or supervision of some part or all of the business of the Company. The power to determine who is and who is not a Key Participant is reserved solely for the Committee.

               (m) "Nonqualified Stock Option" means an option to purchase
                    -------------------------
         shares of Common Stock which is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

               (n) "Option" means an Incentive Stock Option or a Nonqualified
                    ------
         Stock Option.

               (o) "Optionee" means a Key Participant to whom an Option is
                    --------
         granted under the Plan.

               (p) "Parent" means any corporation which qualifies as a parent of
                    ------
         a corporation under the definition of "parent corporation" contained in
         Section 425(e) of the Code.

               (q) "Subsidiary" means any corporation which qualifies as a
                    ----------
         subsidiary of a corporation under the definition of "subsidiary corporation" contained in Section 425(f) of the Code.

               (r) "Term" means the period during which a particular option may
                    ----
         be exercised as determined by the Committee and as provided in the option agreement.

1.3      Administration of the Plan.
         --------------------------

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors consisting solely of two or more Non-Employee Directors, as defined in Rule 16b-3 (see Section 1.10, below), or in the absence of an appointment of such a Committee, the full Board shall serve as the Committee. Subject to the control of the Board, and without limiting the control over decisions described in
         Section 1.7, the Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the Committee shall determine which Key Participants shall be granted Options and the terms of such grants. When granting Options, the Committee shall designate the Option as either an Incentive Stock Option or a Nonqualified Stock Option. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Awards, the form, amount and timing of such Awards, and the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. In serving on the Committee, members thereof shall be considered to be acting in their capacity as members of the Board of Directors and shall be entitled to all rights of indemnification provided by the Bylaws of the Company or otherwise to members of the Board of Directors.

1.4      Shares Subject to the Plan.
         --------------------------

         The total number of shares that may be purchased pursuant to Options under the Plan shall not exceed 1,700,000 shares of Common Stock. Shares subject to the Options which terminate or expire prior to exercise shall be available for future Awards under the Plan without again being charged against the limitation of 1,700,000 shares set forth above. Shares issued pursuant to the Plan may be either unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

1.5      Terms and Conditions of Options.
         -------------------------------

         All Options shall be evidenced by agreements in such form as the Committee shall approve from time to time subject to the provisions of
         Article II and Article III, as appropriate, and the following provisions:

               (a) Exercise. The Committee shall determine whether the Option
                   --------
         shall be exercisable in full at any time during the Term or in cumulative or noncumulative installments during the Term.

               (b) Termination of Employment or Contractor Relationship. An
                   ----------------------------------------------------
         Optionee's Options shall


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         expire on the expiration of the Term specified in Section 2.1 or 3.1 as the case may be, or upon the occurrence of such events as are specified in the agreement. In the event of exercise of the Option after termination of employment or contractor relationship, the Optionee may exercise the Option only with respect to the shares which could have been purchased by the Optionee at the date of such termination, and then only for a period of 90 days thereafter. However, the Committee may, but is not required to, waive any requirements made pursuant to
         Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection. An Optionee's employment or contractor relationship shall be deemed to terminate on the last date for which he receives a regular wage, salary or contract payment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment or contractor relationship shall not occur where the Optionee transfers from the Company to one of its Subsidiaries or transfers from a Subsidiary to the Company.

                  (c) Death or Disability. Upon termination of an Optionee's
                      -------------------
         employment or contractor relationship by reason of death or disability (as determined by the Committee consistent with the definition of Section 422(c)(7) of the Code), the Option shall expire on the earlier of the expiration of (i) the date specified in the Option which in no event shall be later than 12 months after the date of such termination, or (ii) the Term specified in Section 2.1 or 3.1 as the case may be. The Optionee or his successor in interest, as the case may be, may exercise the Option only as to the shares that could have been purchased by the Optionee at the date of his termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection.

                  (d) Payment. Payment for shares as to which an Option is
                      -------
         exercised shall be made in such manner and at such time or times as shall be provided in the option agreement, including cash, Common Stock of the Company which was previously acquired by the Optionee, or any combination thereof. The Fair Market Value of the surrendered Common Stock as of the date of exercise shall be determined in valuing Common Stock used in payment for Options.

                  (e) Nontransferability. No Option granted under the Plan shall
                      ------------------
         be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

                  (f) Additional Provisions. Each option agreement may contain
                      ---------------------
         such other terms and conditions not inconsistent with the provisions of the Plan, including the award of cash amounts, as the Committee may deem appropriate from time to time.

1.6      Stock Adjustments; Mergers.
         --------------------------

                  (a) Generally. Notwithstanding Section 1.4, in the event the
                      ---------
         outstanding shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, stock dividend, or transaction having similar effect, the total number of shares set forth in Section 1.4 shall be proportionately and appropriately adjusted by the Committee.

                  (b) Options. Following a transaction described in subsection
                      -------
         (a) above, if the Company continues in existence, the number and kind of shares that are subject to any Option and the option price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or substantially all of its voting Common Stock and Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may (i) declare that all Options shall terminate 30 days after the Committee gives written notice to all Optionee's of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionee's that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of shares

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         subject to such Options would have been entitled, or (iii) take action that is some combination of aspects of (i) and (ii). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments under this section shall be disregarded and eliminated.

1.7      Acceleration Event.
         ------------------

         If an Acceleration Event occurs in the opinion of the Board of Directors, based on circumstances known to it, the Board of Directors may, but is not obligated to, direct the Committee to declare that any or all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective agreements granting any such Awards.

1.8      Notification of Exercise.
         ------------------------

         Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by any payment required pursuant to
         Section 1.5(d). Exercise by an Optionee's heir or the representative of his estate shall be accompanied by evidence of his authority to so act in form reasonably satisfactory to the Company.

1.9      Modification, Extension and Renewal of Awards.
         ---------------------------------------------

         Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards or accept the surrender of outstanding Awards (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Company or a Subsidiary, and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may bear such different or additional terms and conditions as the Committee shall deem appropriate within the limitations of the Plan. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Grantee holding the Award, adversely affect the rights or obligations of such Grantee.

1.10.    Compliance with Rule 16b-3.
         --------------------------

         It is intended that the provisions of the Plan and any Award shall comply in all respects with the terms and conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect on January 1, 2001 and as amended, or any successor provisions, as it relates to persons subject to the reporting requirements of Section 16(a) of such Act. Any agreement granting an Award shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such rule as it relates to such Act, such provision shall be deemed to be modified so as to be in compliance with such rule, or if such modification is not possible, shall be deemed to be null and void, as it relates to such Grantee.

                      ARTICLE II - INCENTIVE STOCK OPTIONS

2.1      Terms of Incentive Stock Options.
         --------------------------------

         Each Incentive Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee; provided, however, that the Term shall end no later than 10 years after the date the Incentive Stock Option is granted.

2.2      Limitation on Options.
         ---------------------

         The aggregate Fair Market Value of Common Stock (determined at the time the Incentive Stock Option is granted) subject to Incentive Stock Options granted to a Key Participant under all plans of the Key Participant's employer corporation and its Parent or Subsidiary corporations and that become exercisable for the first time by such Key Participant during any calendar year may not exceed $100,000.



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2.3      Special Rule for Ten Percent Shareholder.
         ----------------------------------------

         If at the time an Incentive Stock Option is granted, a participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its Parent or any of its Subsidiaries, as determined using the attribution rules of Section 424(d) of the Code, then the terms of the Incentive Stock Option shall specify that the option price shall be at least 110% of the Fair Market Value of the stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

2.4      Interpretation.
         --------------

         In interpreting this Article II of the Plan and the provisions of individual option agreements, the Committee and the Board shall be governed by the principles and requirements of Sections 421, 422 and 425 of the Code, and applicable Treasury Regulations.

                    ARTICLE III - NONQUALIFIED STOCK OPTIONS

3.1      Terms and Conditions of Options.
         -------------------------------

         In addition to the requirements of Section 1.5, each Nonqualified Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee.

3.2      Section 83(b) Election.
         ----------------------

         The Company recognizes that certain persons who receive Nonqualified Stock Options may be subject to restrictions regarding their right to trade Common Stock under applicable securities laws. Such may cause Optionee's exercising such Options not to be taxable under the provisions of Section 83(c) of the Code. Accordingly, Optionee's exercising such Nonqualified Stock Options may consider making an election to be taxed upon exercise of the Option under Section 83(b) of the Code and to effect such election will file such election with the Internal Revenue Service within thirty (30) days of exercise of the Option and otherwise in accordance with applicable Treasury Regulations.

                       ARTICLE IV - ADDITIONAL PROVISIONS

4.1      Stockholder Approval.
         --------------------

         The Plan shall be submitted for the approval of the stockholders of the Company at the first annual meeting of stockholders held subsequent to the adoption of the Plan and in all events within three years of its approval by the Board of Directors. If at said meeting the stockholders of the Company do not approve the Plan, the Plan shall terminate.

4.2      Compliance with Other Laws and Regulations.
         ------------------------------------------

         The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (b) the completion of any registration or qualification or exemption of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

4.3      Amendments.
         ----------

         The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by stockholders, may increase the total number of shares which may be

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         issued under the Plan. Other than as expressly permitted under the
         Plan, no outstanding Award may be revoked or altered in a manner unfavorable to the Grantee without the consent of the Grantee.

4.4      No Rights As Shareholder.
         ------------------------

         No Grantee shall have any rights as a shareholder with respect to any share subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

4.5      Withholding.
         -----------

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax liability in such form as the Company may determine or accept in its sole discretion, including payment by surrender or retention of shares of Common Stock prior to the delivery of any certificate or certificates for such shares.

4.6      Continued Employment Not Presumed.
         ---------------------------------

         This Plan and any document describing this Plan and the grant of any Award hereunder shall not give any Optionee or other Participant a right to continued employment or directorship by the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate the employment or directorship of any such person with or without cause.

4.7      Effective Date; Duration.
         ------------------------

         The Plan shall become effective on May 15, 2001, when the Board of Directors adopted the Plan, and shall expire ten years thereafter. No Awards may be granted under the Plan after the expiration date, but Awards granted on or before that date may be exercised according to the terms of the related agreements and shall continue to be governed by and interpreted consistent with the terms hereof. The Plan and such options shall be submitted for ratification by the stockholders at the next annual meeting of stockholders of the Company.